SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AGILYSYS, INC.

(Name of registrant as specified in its charter)

MAK Capital Fund LP,

Paloma International L.P.,

Sunrise Partners Limited Partnership,

MAK Capital One LLC,

MAK GP LLC,

Trust Asset Management LLP,

Michael A. Kaufman,

S. Donald Sussman,

and

R. Andrew Cueva

(Name of person(s) filing proxy statement, if other than the registrant)

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SUPPLEMENT TO PROXY STATEMENT DATED JANUARY 22, 2010 OF:

MAK Capital Fund LP,

Paloma International L.P.,

Sunrise Partners Limited Partnership,

MAK Capital One LLC,

MAK GP LLC,

Trust Asset Management LLP,

Michael A. Kaufman,

S. Donald Sussman,

and

R. Andrew Cueva

This Supplement to the Proxy Statement (this “Supplement”) supplements the proxy statement of MAK Capital Fund LP, Paloma International L.P., Sunrise Partners Limited Partnership, MAK Capital One LLC, MAK GP LLC, Trust Asset Management LLP, Michael A. Kaufman, S. Donald Sussman, and R. Andrew Cueva (“we” or “us”), dated January 22, 2010 (the “Proxy Statement”) in connection with our solicitation of proxies from the holders of common stock of Agilysys, Inc. (the “Corporation”) to be used at a special meeting of the Corporation’s shareholders and at any adjournments or postponements thereof (the “Special Meeting”). The Special Meeting is scheduled to be held on February 18, 2010, at 8:30 a.m., local time, at the Corporation’s principal executive offices at 28925 Fountain Parkway, Solon, Ohio 44139.

This Supplement supplements the “VOTING RULES AND PROCEDURES” Section of the Proxy Statement with the supplemental information set forth below, which provides additional information regarding the votes required to approve the proposals described in the Proxy Statement. All undefined terms shall have the meanings ascribed to them in the Proxy Statement.

SUPPLEMENTAL INFORMATION:

According to the Corporation’s calculations, if all of the 23,096,119 shares of Common Stock outstanding as of the Record Date are represented at the Special Meeting in person or by proxy, the affirmative vote of a majority of the outstanding shares of Common Stock, or 11,548,060 shares of Common Stock, in favor of the Share Acquisition would be required for the First Majority Approval.

Based on public disclosure by the Corporation, as of the Record Date, 4,801,371 of the 23,096,119 outstanding shares of Common Stock were known to Agilysys to be Interested Shares and therefore ineligible to vote in determining the Second Majority Approval. According to the Corporation’s calculations, if all of the outstanding shares of Common Stock are represented at the Special Meeting in person or by proxy, and that no additional shares are determined to be Interested Shares, the affirmative vote of a majority of the remaining outstanding shares of Common Stock, or 9,147,374 shares of Common Stock, in favor of the Share Acquisition would be required for the Second Majority Approval. We are not currently aware that any of the outstanding shares of Common Stock are Interested Shares other than the Interested Shares publicly disclosed by the Corporation to be held by Agilysys officers and the shares of Common Stock owned by us. For more information on the calculation of Interested Shares, see the “VOTING ELIGIBILITY” Section in the Proxy Statement.